Exhibit xxxii
                                 SEVERANCE AGREEMENT

              THIS AGREEMENT, made and entered into as of this 31st day of December, 1994 by and between Federal Realty Investment Trust, an unincorporated business trust organized under the laws of the District of Columbia ("Employer"), and ________________________, ("Employee").

              WHEREAS, the Employee currently is employed by the Employer pursuant to an Employment Agreement by and between the Employer and the Employee dated as of April 13, 1989 [or as of January 1, 1993] ("Employment Agreement");

              WHEREAS, the Employer has been concerned that the Employment Agreements, although appropriate when originally entered into, could now be viewed as overly generous by current industry standards and not in the best interests of the Employer or its shareholders;

              WHEREAS, the Employer has determined that, as of January 1, 1995, it will give notice of its intention not to renew the Employment Agreements, including Employee's Employment Agreement;

              WHEREAS, Employer and Employee have agreed upon the terms of a severance package as set forth in this Severance Agreement, which terms shall be substituted for the terms of the Employment Agreement, except for a change of control agreement, if any;

              WHEREAS, the parties intend that the provisions of this Severance Agreement shall be the entire agreement between the parties with respect to payments and benefits due to the Employee upon termination of [his/her] employment and shall be in lieu of any rights of the Employee to make any claim or demand with respect to any severance payments or employment arrangement arising from or alleged to arise from any prior severance or employment arrangements, including the Employment Agreement.

              NOW THEREFORE, in consideration of the foregoing and the mutual agreements contained herein and intending to be legally bound hereby, the parties agree as follows:

              1. Termination of Employment Agreement. As of the date first written above, the Employment Agreement shall be null and void and of no further force or effect.

              2. Effective Date of Severance Agreement. The Severance Agreement shall be effective as of the date first written above and shall continue and remain in full force and effect until the termination of the Employee's employment with the Employer unless earlier terminated by the parties in writing.

     DC-185541.2

              3. Termination Without Cause. In the event that the Employee's employment with Employer is terminated under any of the following circumstances, the Employee will be deemed to have been Terminated Without Cause and shall receive payments and benefits as described in Section 3:

                      (a) by the Employer other than for Cause (as for Cause is defined in Section 5, hereof);

                      (b) by the Employee within 6 months following the occurrence of one or more of the following events:

                               (i) the nature of Employee's duties or the scope of Employee's responsibilities as of the date first written above are materially modified by the Employer without the Employee's written consent;

                               (ii)    Employer changes the location of its
                                       principal office to outside a fifty (50) mile radius of Washington, D.C.;

                               (iii)   all or a substantial portion of the
                                       business
                                       of Employer is transferred to or merged
                                       with another entity in a transaction in
                                       which the Employer is not the surviving
                                       entity; and

                               (iv)    the Employer's setting of Employee's
                                       base salary for any year at an amount
                                       which is less than seventy-five percent
                                       (75%) of the greater of (x) Employee's
                                       base salary for the 1994 calendar year,
                                       or (y) the Employee's highest base
                                       salary during the three most recent
                                       calendar years (including the year of
                                       termination), regardless of whether such salary reduction occurs in one year or over the course of years.

                      (c)      Decision by Employer to Terminate
                               Without Cause.  The Employer's decision
                               to terminate Employee's employment
                               Without Cause shall be made by the Board of Trustees.

                      (d)      Severance Payment Upon Termination
                               Without Cause.  Upon Termination Without
                               Cause, Employee will receive a severance payment equal to one year's salary plus

                                         F26
                               one month's pay for each year of service to the Employer over five (5) years, with a maximum of eighteen months' salary payable ("Severance Salary Term"). For the purpose of calculating amounts payable pursuant to this Section 3(d) only, "salary" shall be an amount equal to the then greater of (i) the average of the Employee's annual base salary plus average bonus paid over the three years prior to termination, or
                               (ii) the Employee's annual base salary
                               in the year of termination plus the
                               average bonus amount paid over the past
                               three years.  Payment also will be made
                               for vacation time that has accrued, but
                               is unused as of the date of termination.
                               No payments will be made for any partial year of service.

                      (e) Benefits. Upon Termination Without Cause, the Employee shall receive Full Benefits for nine (9) months. Full Benefits are defined as the health care, life insurance, disability insurance and accidental death and dismemberment insurance benefits afforded the Employee by the Employer as of the date of termination. In the event that the Employer alters any of the benefits provided to all of its employees during the nine (9) month period ("Coverage Period"), Employer satisfies its obligations to provide Full Benefits to Employee pursuant to this paragraph if it provides Employee with the benefits Employer is providing to its Employees during that period. For purposes of COBRA continuation coverage, the Employee shall not be deemed to have experienced a qualifying event until the last day of the Coverage Period.

                      (f) Loan Forgiveness. Upon Termination Without Cause, Employee will continue to receive forgiveness as otherwise scheduled to occur during the Severance Salary Term of [his/her] loan issued pursuant to the Employer's Share Purchase Plan dated January 31, 1991 ("Share Purchase Loan") at a rate of forgiveness equal to one-sixteenth (1/16th) of the principal amount of the loan for every 12 month period. The Share Purchase Loan shall become due and payable twelve
                               (12) months after the expiration of the Severance Salary Term. Given that Employee shall receive only the loan forgiveness otherwise scheduled to

                                         F27
                               occur, Employee shall not receive loan
                               forgiveness for more than one (1) twelve (12) month period.

                      (g) Stock Options. Upon Termination Without Cause, the vesting of options to purchase shares of Employer's common stock granted to Employee and outstanding as of the date of Employee's termination and scheduled to vest during the Severance Salary Term shall be accelerated such that all such options will be vested as of the date of Employee's termination of employment with Employer. The terms of the Trust's stock option plans shall determine the period during which any vested options may be exercisable.

                      (h) Outplacement Services. Upon Termination Without Cause, Employer shall make available at Employer's expense to Employee at Employee's option the services of an employment search/outplacement agency selected by Employer for a period not to exceed three (3) months during the Severance Salary Term.

                      (i) Provision of Telephone/Secretary. Upon Termination Without Cause, Employer shall provide Employee for a period not to exceed six (6) months from Employee's date of termination with a telephone number assigned to Employee at Employer's offices, telephone mail and a secretary to answer the telephone. Such benefits shall not include an office or physical access to Employer's offices and will cease upon acceptance by Employee of a position with another employer.


              4. Severance Benefits Upon Voluntary Resignation. In the event that Employee resigns upon thirty (30) days' written notice to Employer, Employee shall be entitled to receive a cash payment equal to one (1) month's salary for every year of service to the Trust over five
     (5) years of service; such resignation payment shall not exceed six (6) months' pay ("Resignation Term"). For the purposes of this section 4 only, "salary" shall mean Employee's then current annual base salary and shall not include any bonus or other compensation. Payment also shall be made for accrued, but unused vacation time.

              (a)     Benefits.        The Employee shall receive Full Benefits
                      for the Resignation Term; provided, however, that Full Benefits will cease upon the date Employee becomes eligible for health benefits sponsored by another employer of Employee. For purposes of COBRA continuation coverage, except as provided in Section 4(d) below, the

                                         F28

                      Employee shall be deemed to have experienced a qualifying event on the last day the Employee is eligible to receive Full Benefits pursuant to this Section 4(a).

              (b) Loan Forgiveness. In the event that Employee resigns, the terms of the Share Purchase Plan shall determine the Employee's rights and responsibilities with respect to the Employee's Share Purchase Loan.

              (c) Stock Options. In the event that Employee resigns, the terms of the Trust's stock option plans shall determine the vesting of any options held by Employee as of the date of resignation and the exercise period for any vested option.

              (d) Cessation of Benefits. In the event that, following Employee's voluntary resignation, Employee becomes employed by or affiliated with, as a consultant, contractor or otherwise, any entity which is substantially engaged in the business of property investment or management ("Competitor"), all resignation payments specified in this Section 4 shall cease upon the date Employee commences such employment or affiliation. Employee shall continue to receive health care benefits from Employer until (i) Employee is eligible to receive health care benefits from the Competitor, or (ii) the date of expiration of the Employee's Resignation Term, whichever comes first ("Cessation Date"). For purposes of COBRA continuation, the Employee shall be deemed to have experienced a qualifying event on the Cessation Date.


              5. Severance Benefits Upon Termination With Cause. The Employee shall be deemed to have been terminated with Cause in the event that the employment of Employee is terminated for any of the following reasons:

              (a) failure to substantially perform [his/her] duties with the Employer or an affiliate thereof;

              (b) willful conduct which is demonstrably and materially injurious to the Employer or an affiliate thereof, monetarily or otherwise;

              (c)     breach of fiduciary duty involving personal profit; or

              (d) willful violation in the course of performing [his/her] duties for the Employer of any law, rule or regulation (other than traffic violations or similar offenses). No act or failure to act shall be considered willful unless done or omitted to be done in bad faith and without


                                         F29
                      reasonable belief that the action or omission was in the best interest of the Employer.

              (e) Decision by Employer to Terminate with Cause. The decision to terminate the employment of Employee with Cause shall be made by the Board of Trustees.

              (f)     Severance Payment Upon Termination with Cause.   In the
                      event of termination for failure to perform pursuant to
                      Section 5(a), or termination for cause pursuant to
                      Section 5(b),(c) or (d) above, the terms of the Trust's stock option and other plans will determine the terms of loan forgiveness and loan repayment, the vesting of options and the exercisability of vested options.

                      (i) For Cause Termination for Failure to Perform. In the event that Employee's employment is terminated with Cause pursuant to Section 5(a) above, Employee shall receive a severance payment and Full Benefits equal to the payment Employee would have received had he/she voluntarily resigned on the date of termination with Cause.

                      (ii) Other Cause Termination. In the event that Employee's employment is terminated with Cause pursuant to Section 5 (b),(c) or (d), Employee shall receive all base salary due and payable as of the date of Employee's termination of employment. No payment shall be made for bonus or other compensation. Payment also will be made for accrued, but unused vacation time.

              6. Confidentiality - Employer's Obligations. Unless the Employee and Employer mutually agree on appropriate language for such purposes, in the event that Employee's employment is Terminated Without Cause or With Cause pursuant to Section 5(a) above, Employer, except to the extent required by law, will not make or publish, without the express prior written consent of Employee, any written or oral statement concerning Employee's work-related performance or the reasons or basis for the Employee's severing of his/her employment relationship with Employer.

              7. Confidentiality - Employee's Obligations. Employee acknowledges and reaffirms that Employee will comply with the terms of the confidentiality letter executed by Employee upon commencement of Employee's employment with Employer.

              8. Payments. In the event of Employee's voluntary resignation, severance payments made pursuant to this Severance Agreement shall be made pro rata on a monthly basis. All other Severance Payments payable to Employee pursuant to the terms of this Severance Agreement may be made either as a lump sum payment or pro rata on a monthly basis, at Employee's option.

                                         F30

              9. Source of Payments. All payments provided under this Severance Agreement shall be paid in cash from the general funds of Employer, and no special or separate fund shall be established and no other segregation of assets shall be made to assure payment.

              10. Tax Withholding. Employer may withhold from any benefits payable under this Severance Agreement, and pay over to the appropriate authority, all federal, state, county, city or other taxes as shall be required pursuant to any law or governmental regulation or ruling.

              11.     Arbitration.

              (a) Any controversy or claim arising out of or relating to this Severance Agreement or the breach thereof shall be settled by arbitration in accordance with the then existing Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. The parties irrevocably consent to the jurisdiction of the Federal and state courts located in Maryland for this purpose. Each such arbitration proceeding shall be located in Maryland.

              (b) The arbitrator(s) may, in the course of the proceedings, order any provisional remedy or conservatory measure (including, without limitation, attachment, preliminary injunction or the deposit of specified security) that the arbitrator(s) consider to be necessary, just and equitable. The failure of a party to comply with such an interim order may, after due notice and opportunity to cure with such noncompliance, be treated by the arbitrator(s) as a default, and some or all of the claims or defenses of the defaulting party may be stricken and partial or final award entered against such party, or the arbitrator(s) may impose such lesser sanctions as the arbitrator(s) may deem appropriate. A request for interim or provisional relief by a party to a court shall not be deemed incompatible with the agreement to arbitrate or a waiver of that agreement.

              (c) The parties acknowledge that any remedy at law for breach of this Severance Agreement may be inadequate, and that, in the event of a breach by Employee of Section 7, any remedy at law would be inadequate in that such breach would cause irreparable competitive harm to Employer. Consequently, in addition to any other relief that may be available, the arbitrator(s) also may order permanent injunctive relief, including, without limitation, specific performance, without the necessity of the prevailing party proving actual damages and without regard to the adequacy of any remedy at law.


                                         F31

              (d) In the event that the Employee is the prevailing party in such arbitration, then the Employee shall be entitled to reimbursement by the Employer for all reasonable legal and other professional fees and expenses incurred by [him/her] in such arbitration or in enforcing the award, including reasonable attorney's fees.

              (e) The parties agree that the results of any such arbitration proceeding shall be conclusive and binding upon them.

              12. No Assignment. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by either the Employer or the Employee without the prior written consent of the other party.

              13. Amendment. This Agreement may be terminated, amended, modified or supplemented only by a written instrument executed by the Employee and the Employer.

              14. Waiver. Either party hereto may by written notice to the other: (i) extend the time for performance of any of the obligations or other actions of the other party under this Agreement; (ii) waive compliance with any of the conditions or covenants of the other party contained in this Agreement; (iii) waive or modify performance of any of the obligations of the other party under this Agreement. Except as provided in the preceding sentence, no action taken pursuant to this Agreement shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained herein. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach. No failure by either party to exercise any right or privilege hereunder shall be deemed a waiver of such party's rights to exercise the same any subsequent time or times hereunder.

              15. Severability. In case any one or more of the provisions of this Agreement shall, for any reason, be held or found by determination of the arbitrator(s) pursuant to an arbitration held in accordance with
     Section 11, above to be invalid, illegal or unenforceable in any respect
     (i) such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, (ii) this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. Failure to insist upon strict compliance with any provision of this Agreement shall not be deemed a waiver of such provision or of any other provision of this Agreement.

              16. Entire Agreement. Employee acknowledges receipt of a copy of this Agreement, which has been executed in duplicate and agrees that, with respect to employment arrangements and severance payments and benefits allocable upon termination or severance of Employee's employment, it is the entire Agreement with Employer except for a change of control

                                         F32
     agreement, if any. Any other oral or any written representations, understandings or agreements with Employer or any of its officers, Trustees or representatives covering the same subject matter which are in conflict with this Agreement are hereby superseded by the provisions of this Agreement which shall control.

              17. Governing Law. This Agreement has been executed and delivered in the State of Maryland and its validity, interpretation, performance and enforcement shall be governed by the laws of said State; provided, however, that any arbitration under Section 11 hereof shall be conducted in accordance with the United States Arbitration Act as then in force.

              18. No Attachment. Except as required by law, no right to receive payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation or the execution, attachment, levy, or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to effect any such action shall be null, void and of no effect.

              19. Limitation on Liability. Employer, its trustees, employees, officers, agents and shareholders shall not be personally liable under this Severance Agreement, and Employee agrees to look solely to Employer's property, real, personal or otherwise, tangible or intangible, for payment of any claims hereunder.

              20. Equal Opportunity. Included in this Severance Agreement by reference is the equal opportunity clause required under 41 C.F.R. Section 60-1.4 under Executive Order 1126, as that clause is required to be included under the Code of Federal Regulations or other rules, regulations and relevant orders of the Secretary of Labor.

              21. Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

              22. Notices. Any notice required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given when delivered in person or when deposited in the U.S. mail, registered or certified, postage prepaid, and mailed to the Employee's addresses set forth herein and the business address of Employer, unless a party changes its address for receiving notices by giving notice in accordance with this Section, in which case, to the address specified in such notice.










                                         F33

     IN WITNESS WHEREOF, the parties have executed and delivered this Agreement to be effective as of the day and year indicated above.

                                       ---------------------------------
                                       Employee's Signature

                                       Employee's Permanent Address:

                                       _________________________________

                                       _________________________________

                                       FEDERAL REALTY INVESTMENT TRUST



                                       By:______________________________
                                          Morton S. Lerner
                                          Chairman, Compensation Committee

































                                         F34